UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

March 18, 2011 (March 15, 2011)
Date of report (Date of earliest event reported)

COUNSEL RB CAPITAL INC.
(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State or Other Jurisdiction of
Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

 1 Toronto Street, Suite 700, P.O. Box 3, Toronto, Ontario, Canada, M5C 2V6
(Address of Principal Executive Offices)

(416) 866-3000
(Registrants Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

            Item 1.01.                      Entry into a Material Definitive Agreement.

On March 15, 2011, Counsel RB Capital Inc. (the “Company”, “we” or “us”) agreed to sell to Werklund Capital Corporation, a Nova Scotia corporation (“Werklund”), 1,000,000 shares of the common stock of the Company (the “Shares”) at an issue price of $1.83 per share.

The foregoing transaction was accomplished pursuant to a share purchase agreement, by and between the Company and Werklund (the “Share Purchase Agreement”).  The issuance of the Shares is described below under Item 3.02, which disclosure is incorporated herein by reference.  A copy of the Share Purchase Agreement is attached hereto as Exhibit 10.1.

The foregoing description of the Share Purchase Agreement is a general description only and is qualified in its entirety by reference to the Share Purchase Agreement.

Section 3 – Securities and Trading Markets

            Item 3.02.                      Unregistered Sales of Equity Securities.

As described under Item 1.01 above, the Company issued the Shares on March 15, 2011.  Werklund is not a U.S. person (as that term is defined in Regulation S promulgated under the Securities Act of 1933 (the “Act”)) and, in issuing the Shares, the Company relied on exemptions from the registration provisions of the Act set forth in Regulation S promulgated under the Act and/or Section 4(2) of the Act.

Section 8 – Other Events

Item 8.01                      Other Events

On March 16, 2011, the Company issued the press release attached hereto as Exhibit 99.1 announcing that it has completed a private placement of 1,000,000 shares of common stock at an issue price of $1.83 per share.

Section 9 – Financial Statements and Exhibits

            Item 9.01.                      Financial Statements and Exhibits

(d) Exhibits

No.           Exhibit

10.1	Share Purchase Agreement between the Company and Werklund, dated March 15, 2011.

99.1	Press Release dated March 16, 2011.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Counsel RB Capital Inc.

Date: March 18, 2011	By:	/s/ Stephen A. Weintraub
		Name:	Stephen A. Weintraub
		Title:	Chief Financial Officer and Corporate Secretary